Exhibit 1A-2A

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “AHP TITLE HOLDINGS LLC”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 2020, AT 2:44 O’CLOCK P.M.

1

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:44 PM 03/26/2020

FILED 02:44 PM 03/26/2020

SR 20202397287 - File Number 7914497

CERTIFICATE OF FORMATION

OF

AHP TITLE HOLDINGS LLC

This Certificate of Formation, dated as of the 26th day of March, 2020, is being duly executed and filed by the undersigned to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company (the “Company”) formed hereby is:

AHP Title Holdings LLC

SECOND: The registered office of the Company in the State of Delaware is located at 651 N. Broad Street, Suite 308, Middletown, DE 19709, County of New Castle. The name of its registered agent at such address is Global Virtual Agent Services, LLC.

THIRD: No member or manager shall be personally liable to the Company or its members or other managers for monetary damages for breach of fiduciary duty as a member or manager notwithstanding any provision of law imposing such liability; provided, however, that to the extent provided by applicable law, this provision shall not eliminate the liability of a member or manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Fonnation as of the date first written above.

/s/ Patrick McLaughlin
Patrick McLaughlin
Authorized Person